Exhibit 99.1

Motus GI Announces Warrant Exercise Agreement Resulting in Expected Gross Proceeds to the Company of up to $11.0 Million

FORT LAUDERDALE, Fla., January 27, 2021 (GLOBE NEWSWIRE) -- Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions, announced today that it has signed a warrant exercise agreement with an existing institutional investor that is expected to provide the Company with gross proceeds of up to $11.0 million.

Under the agreement, the existing warrant holder agreed to exercise, subject to the ownership blockers contained therein, an aggregate of approximately 8.0 million remaining private placement warrants of the approximately 8.7 million that were originally issued in August 2020 (the “Existing Warrants”) at the stated exercise price of $1.30 per share of common stock, and will receive, upon the exercise of the Existing Warrants, an aggregate of up to 6.0 million newly issued private placement warrants (the “New Warrants”). The New Warrants will have an exercise price of $2.12 (a 20% premium to the closing price of the Company’s Common Stock on the Nasdaq Capital Market on January 26, 2021), and will expire on January 27, 2026. The existing institutional investor will pay an aggregate of $600,000 to the Company for the purchase of the New Warrants.

Motus GI intends to use net proceeds to fund commercialization activities for the Pure-Vu System, to continue research and development activities, including clinical and regulatory development and for the continued development and enhancement of the Pure-Vu® System. Motus GI intends to use the remaining net proceeds for working capital and other general corporate purposes.

A.G.P./Alliance Global Partners acted as exclusive financial advisor to Motus GI in this transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock, nor shall there be any sale of such shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Motus GI Holdings, Inc.

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the exercise of the warrants, the use of proceeds, the Company’s product development and commercialization, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Bob Yedid

LifeSci Advisors

(646) 597-6989

bob@lifesciadvisors.com